EXHIBIT 5
                                                                       ---------

                        VOLOVELSKY, DINSTEIN, SNEH & CO.
                                ATTORNEYS AT LAW
                                  NOLTON HOUSE
                                14 SHENKAR STREET
                                 P.O. BOX 12172
                             HERZLIYA PITUACH 46733

                            Telephone: 972-9-958-9696
                            Facsimile: 972-9-958-9695

                                                       Date: September 12, 2000

Precise Software Solutions Ltd.
1 Hashikma Street, Savyon,
Israel
------
                     Re: Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

         We are acting as counsel for Precise Software Solutions Ltd., an Israeli company (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 496,748 Ordinary Shares par value NIS.03 per share of the Company under the Amended and Restated 1995 Share Option and Incentive Plan (the "1995 Plan"), (ii) 6,715,089 Ordinary Shares par value NIS.03 per share of the Company under the Amended and Restated 1998 Share Option and Incentive Plan (the "1998 Plan"), and (iii) 667,000 Ordinary Shares par value NIS.03 per share of the Company under the 2000 Employee Share Purchase Plan (the "ESPP") (collectively the "Incentive Plans").

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Incentive Plans, (b) the Company's Articles of Association, as amended, (c) a specimen of the form of Certificate evidencing the Ordinary Shares of the Company and (d) the minute books of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares of the Company issued or proposed to be issued pursuant to the terms of the Incentive Plans, and the terms of any agreement relating to such issuance, will be upon receipt of the consideration provided for in the Incentive Plans, validly issued, fully paid and nonassessable upon the issuance of such shares in accordance with the terms of the Incentive Plans.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Eddo Dinstein
                                            ------------------------------------
                                            Volovelsky, Dinstein, Sneh & Co.